Exhibit 23.1

CONSENT OF Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of Interlink Electronics, Inc. on Form S-8 of our report dated May 13, 2020, with respect to our audits of the consolidated financial statements as of December 31, 2019 and 2018 and for the years then ended appearing in the Amendment No. 2 to Registration Statement on Form 10 of Interlink Electronics, Inc. filed with the Securities and Exchange Commission on September 29, 2020.

/s/ RBSM, LLP

RBSM LLP
Larkspur, CA
November 17, 2020

Exhibit 23.1